 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 12, 2020
Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100
Orlando, Florida 32826
(Address of principal executive office, including zip code)

(407) 382-4003
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	LPTH	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards providing pursuant to Section 13(a) of the Exchange Act. ☐

LightPath Technologies, Inc.
Form 8-K

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2020, LightPath Technologies, Inc. (the “Company,” “we,” “us,” or “our”) entered into a letter agreement (the “Letter”) with J. James Gaynor, our former President and Chief Executive Officer, relating to additional compensation to be paid to Mr. Gaynor in the amount of $400,000 (the “Cash Award”), which amount was intended to partially compensate Mr. Gaynor for the loss of certain expired stock options. The Cash Award will be paid in three equal payments on November 16, 2020, January 15, 2020, and April 15, 2021. The Letter also confirmed the amount of incentive compensation of $43,000 that Mr. Gaynor earned during fiscal 2020, which amount will be paid on November 20, 2020.

The Letter contained standard release provisions and confirmed that the Letter did not otherwise amend or modify Mr. Gaynor’s Amendment to Employment Letter dated March 13, 2020 and Employment Letter dated June 10, 2008.

The foregoing description of the Letter is not complete and is qualified in its entirety by reference to the full text of the Letter, a copy of which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the period ended December 31, 2020.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 12, 2020, we held the Annual Meeting of Stockholders (the “Meeting”). A total of 26,012,831 shares of Class A common stock were issued and outstanding as of the record date of the Meeting, September 16, 2020, and a total of 20,236,542 shares of Class A common stock were present or represented by proxy and voted at the Meeting, constituting a quorum. The following proposals were voted on at the Meeting, as described in greater detail in the Definitive Proxy Statement, which was filed with the Securities and Exchange Commission on October 1, 2020 (the “Proxy Statement”):

Proposal 1 – To elect Class III directors to the Company’s Board of Directors. Our stockholders duly elected Mr. Leeburg, Mr. Dunham, and Mr. Rubin by at least a plurality of the votes cast, to serve until his successor is elected and qualified or until his earlier resignation or removal. The results of the voting were as follows:

	For	Withheld	Broker Non-Votes
Louis Leeburg	8,523,052	1,649,509	10,063,981
Craig Dunham	8,716,609	1,455,952	10,063,981
Shmuel Rubin	8,682,801	1,489,760	10,063,981

Proposal 2 – To hold a stockholder advisory vote on the compensation of our named executive officers disclosed in the Proxy Statement under the section titled “Executive Compensation,” including the compensation tables and other narrative executive compensation disclosures therein, required by Item 402 of Securities and Exchange Commission Regulation S-K. Our stockholders approved, on a non-binding, advisory basis, the executive compensation of the Company’s named executive officers. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes
8,857,335	776,871	538,355	10,063,981

Proposal 3 – To ratify the selection of MSL, P.A. as the Company’s independent registered public accounting firm. Our stockholders ratified the selection of MSL, P.A. as our independent registered public accounting firm. The results of the voting were as follows:
For	Against	Abstain	Broker Non-Votes
19,809,643	356,000	70,899	0

Item 7.01. Regulation FD Disclosure.

We gave a presentation at the meeting. A copy of the presentation is available at www.lightpath.com/presentations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: November 18, 2020	By:	/s/ Donald O. Retreage, Jr.
Donald O. Retreage, Jr., Chief Financial Officer